SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

April 21, 2003

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Item 1.	Not Applicable

Item 2.	Not Applicable

Item 3.	Not Applicable

Item 4.	Not Applicable

Item 5.	Not Applicable

Item 6.	Not Applicable

Item 7.	Exhibits

Designation of Exhibit in this Report Description of Exhibit 99

Registrant’s Press Release on Financial Results Dated April 21, 2003

Item 8.	Not Applicable

Item 9.	Regulation FD Disclosure (ITEM 12. Results of Operations and Financial Condition)

The Registrant’s Press Release dated April 21, 2003, regarding its first quarter 2003 results of operations and financial condition attached hereto as Exhibit 99 is incorporated by reference herein. This information is being furnished under Item 12 of Form 8-K and is being presented under Item 9 in accordance with the Commission’s interim guidance regarding Form 8-K Item 11 and Item 12 filing requirements, as set forth in Release No. 33-8216.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

	By:	/s/ W. Bayless Rowe
Date: April 21, 2003		W. Bayless Rowe, Secretary